Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of January 5, 2018, is made and entered into by and among National Storage Affiliates Trust, a Maryland real estate investment trust (the "REIT"), NSA OP, LP, a Delaware limited partnership (the "Operating Partnership"), and the Persons (as defined herein) listed on Schedule 1, as amended from time to time (such Persons, in their capacity as holders of Registrable Shares, the "Holders" and each, a "Holder").
RECITALS
WHEREAS, the REIT has engaged in certain contribution transactions (the "Contribution Transactions"), pursuant to which it has caused the Operating Partnership to issue to the Holders 6.000% Series A-1 cumulative redeemable preferred units of limited partnership interest in the Operating Partnership (the "Series A-1 Preferred Units") as set forth opposite each Holder's name on Schedule 1, as amended from time to time, set forth in the Operating Partnership's books and records;
WHEREAS, the REIT may issue, from time to time, additional Series A-1 Preferred Units;
WHEREAS, under the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time (the "LPA"), beginning one year after the date of issuance of each Series A-1 Preferred Unit, Holders have the right to cause the Operating Partnership to redeem all or a portion of each Holder's Series A-1 Preferred Units for cash in an amount equal to the market value of an equivalent number of 6.000% series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share in the REIT (the "Series A Preferred Shares"), or at the REIT's option, Series A Preferred Shares on a one-for-one basis, subject to certain adjustments, on the terms and subject to the conditions set forth in the LPA; and
WHEREAS, in connection with the Contribution Transactions, the REIT and the Operating Partnership have agreed to grant the Holders the registration rights set forth in this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
"Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Agreement" shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.
"Board" shall mean the Board of Trustees of the REIT.

"Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York, NY or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.
"Commission" shall mean the Securities and Exchange Commission.
"Contribution Transactions" shall have the meaning set forth in the Recitals hereof.
"Controlling Person" shall have the meaning set forth in Section 5(a) of this Agreement.
"Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the REIT; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.
"End of Suspension Notice" shall have the meaning set forth in Section 3(b) of this Agreement.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.
"FINRA" shall mean the Financial Industry Regulatory Authority.
"Holders" or "Holder" shall have the meaning set forth in the introductory paragraph hereof and shall include any such Holder's legal successors and assigns.
"Immediate Family Member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
"Liabilities" shall have the meaning set forth in Section 5(a)(i) of this Agreement.
"LPA" shall have the meaning set forth in the Recitals hereof.
"Notice and Questionnaire" shall have the meaning set forth in Section 2(b) of this Agreement.
"Operating Partnership" shall have the meaning set forth in the introductory paragraph hereof.
"Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.
"Prospectus" means the prospectus or prospectuses included in the Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post‑effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.
"Registrable Shares" means (i) Series A Preferred Shares issued or issuable upon the redemption or exchange of Series A-1 Preferred Units received by a Holder in the Contribution Transactions, and (ii) any additional Series A

Preferred Shares issued as a dividend or distribution on, in exchange for, or otherwise in respect of, shares that otherwise constitute Registrable Shares (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise); provided, however, that Series A Preferred Shares shall cease to be Registrable Shares with respect to any Holder (w) at the time such Registrable Shares have been disposed of pursuant to a registration statement, (x) at the time such Registrable Shares may be sold in a single transaction without registration under the Securities Act pursuant to Rule 144 and the Registrable Shares are listed for trading on New York Stock Exchange, (y) if the REIT ceases to be a public company, or (z) at the time such Registrable Shares cease to be outstanding.
"Registration Expenses" shall mean (i) the fees and disbursements of counsel and independent public accountants for the REIT incurred in connection with the REIT's performance of or compliance with this Agreement, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the REIT against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or "blue sky" laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of Selling Holders' Counsel retained by Holders holding a majority of the Registrable Shares; provided, however, that "Registration Expenses" shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by each Holder of Registrable Shares on a pro rata basis with respect to the Registrable Shares so sold.
"Registration Statement" means any registration statement of the REIT filed with the Commission under the Securities Act which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to the Registration Statement, including post‑effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in the Registration Statement.
"REIT" shall have the meaning set forth in the introductory paragraph hereof.
"Securities Act" shall mean the Securities Act of 1933, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.
"Selling Holders' Counsel" shall mean one common counsel for the Holders that is selected by the Holders holding a majority of the Registrable Shares included in a Registration Statement and that is reasonably acceptable to the REIT.
"Series A Preferred Shares" shall have the meaning set forth in the Recitals hereof.
"Series A-1 Preferred Units" shall have the meaning set forth in the Recitals hereof.
"Shelf Registration Statement" shall have the meaning set forth in Section 2(a) of this Agreement.
"Suspension Event" shall have the meaning set forth in Section 3(b) of this Agreement.
"Suspension Notice" shall have the meaning set forth in Section 3(a) of this Agreement.
"Underwritten Offering" shall mean a sale of Registrable Shares by a Holder to an underwriter or underwriters for reoffering to the public.

Section 2.    Shelf Registration.

(a)
As soon as practicable after the date that is 12 months after the completion of the Contribution Transactions (or prior to such date in the REIT's sole and absolute discretion), the REIT shall prepare and file a new, or amend an existing, Registration Statement, or amend or supplement the Prospectus to an existing Registration Statement, to register the offer and resale of the Registrable Shares on a delayed or continuous basis pursuant to Rule 415 (the "Shelf Registration Statement"). The REIT will have the right to include other securities to be sold for its own account or other holders in the Shelf Registration Statement. Subject to Section 3, the REIT shall use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, to the extent necessary, and to keep such Shelf Registration Statement (or a successor registration statement filed with respect to the Registrable Shares, which shall be deemed to be included within the definition of Shelf Registration Statement for purposes of this Agreement) continuously effective for a period ending when all Series A-1 Preferred Shares covered by the Shelf Registration Statement are no longer Registrable Shares.

(b)
The REIT shall provide notice to the Holders of such anticipated filing, amendment or supplement together with a form of notice and questionnaire (the "Notice and Questionnaire") to be completed by each Holder desiring to have any of such Holder's Registrable Shares included in the Shelf Registration Statement. The Notice and Questionnaire provided shall solicit information from each Holder regarding the number of Registrable Shares such Holder desires to include in the Shelf Registration Statement and such other information relating to such Holder as the REIT determines is reasonably required in connection with the Shelf Registration Statement, including, without limitation, all information relating to such Holder required to be included in the Shelf Registration Statement or that may be required in connection with applicable FINRA or other regulatory filings to be made in connection with the Shelf Registration Statement. Any Holder that has not delivered a duly completed and executed Notice and Questionnaire within 15 Business Days after the REIT provides the notice referred to above will not be entitled to have such Holder's Registrable Shares included in the Shelf Registration Statement; provided, however, that the REIT shall use commercially reasonable efforts to include the Registrable Shares requested to be included by any Holder that delivers a duly completed and executed Notice and Questionnaire at least ten days prior to the anticipated effectiveness of the Shelf Registration Statement. While the Shelf Registration Statement is effective, within 90 days following the written request (accompanied by a duly completed and executed Notice and Questionnaire) of a Holder holding Registrable Shares that were not included in the Shelf Registration Statement, the REIT shall file (and use all commercially reasonable efforts to have become effective promptly thereafter, to the extent applicable) a post-effective amendment, prospectus supplement or additional registration statement registering the offering and sale of such Holder's Registrable Shares on a delayed or continuous basis pursuant to Rule 415 (which, following its effectiveness, shall be deemed to be included within the definition of Shelf Registration Statement for purposes of this Agreement).

(c)	During the period that the Shelf Registration Statement is effective, the REIT shall supplement or make amendments to the Shelf Registration Statement, if required by the

Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

(d)
If any offering pursuant to the Shelf Registration Statement is an Underwritten Offering, the REIT shall have the right to select the managing underwriter or underwriters to administer any such Underwritten Offering.

Section 3.    Black-Out Periods.
(a)    Subject to the provisions of this Section 3, the REIT shall be permitted, in limited circumstances, to delay or suspend the use, from time to time, of the Prospectus that is part of the Registration Statement (and therefore delay or suspend sales of the Registrable Shares under the Registration Statement), by providing written notice (a "Suspension Notice") to the Selling Holders' Counsel, if any, and the Holders and by issuing a press release, making a filing with the Commission or such other means that the REIT reasonably believes to be a reliable means of communication, for such times as the REIT reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days in any rolling 12-month period commencing on the date of this Agreement or more than 60 consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Registration Statement effective after the REIT has used all commercially reasonable efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the REIT must terminate the black-out period immediately following the effective date of the post-effective amendment) if any of the following events shall occur: (i) a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the REIT, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and (C) (x) the REIT has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the REIT or the REIT's ability to consummate such transaction or (z) such transaction renders the REIT unable to comply with Commission requirements, in each case, under circumstances that would make it impractical or inadvisable to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the REIT's best interest or it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to ensure that the prospectus included in the Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the REIT shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post effective basis or to take such action as is necessary to make resumed use of the Registration Statement as soon as possible.
(b)    In the case of an event that causes the REIT to suspend the use of the Registration Statement as set forth in paragraph (a) above (a "Suspension Event"), the REIT shall give a Suspension Notice to the Selling Holders' Counsel, if any, and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the REIT is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. A Holder shall not effect any sales of the Registrable Shares pursuant to such Registration Statement at any time after it has received a Suspension Notice from the REIT and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the REIT, each Holder will deliver to the REIT (at the expense of the REIT) all copies other than permanent file copies then in such Holder's possession of the prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement following further written notice to such effect (an "End of Suspension Notice") from the REIT, which End of Suspension Notice shall be given by the REIT to the Holders and to the Selling Holders' Counsel, if any, promptly following the conclusion of any Suspension Event and its effect.
Section 4.    Registration Procedures.
(a)    In connection with the filing of the Registration Statement as provided in this Agreement, the REIT shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:
(i)    comply as to form in all material respects with the requirements of the applicable Registration Statement form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein;
(ii)    prepare and file with the Commission such amendments and post‑effective amendments to the Registration Statement as may be necessary under applicable law to keep the Registration Statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;
(iii)    (1) notify each Holder of Registrable Shares, at least five Business Days after filing, that the Registration Statement with respect to the Registrable Shares has been filed, to the extent the Registration Statement is not otherwise available; (2) furnish to each Holder of Registrable Shares and to each underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules in order to facilitate the public sale or other disposition of the Registrable Shares; and (3) consent to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the prospectus or any amendment or supplement thereto;
(iv)    use its commercially reasonable efforts to register or qualify the Registrable Shares under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Shares covered by the Registration Statement and each underwriter of an Underwritten Offering shall reasonably request by the time the Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the REIT shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or (2) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
(v)    if requested by the Holders, notify promptly each Holder of Registrable Shares under the Registration Statement (1) when the Registration Statement has become effective and when any post‑effective amendments and supplements thereto become effective, (2) of any request by the Commission or any state securities authority for post‑effective amendments and supplements to the Registration Statement and prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of the Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the REIT contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (5) of the happening of any event or the discovery of any facts during the period the Registration Statement is effective as a result of which the Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (6) of the receipt by the REIT of any notification with respect to the suspension of the qualification of the Registrable Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the filing of a post‑effective amendment to the Registration Statement;
(vi)    furnish Selling Holders' Counsel, if any, copies of any comment letters relating to the selling Holders received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to the Registration Statement and prospectus or for additional information relating to the selling Holders;
(vii)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;
(viii)    furnish to each Holder of Registrable Shares, and each underwriter, if any, without charge, one conformed copy of the Registration Statement and any post‑effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);
(ix)    cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and enable such Registrable Shares to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Shares;

(x)    upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 4(a)(v)(5) and 4(a)(v)(6) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post‑effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the REIT determines that such disclosure is not necessary, in each case, to correct any misstatement of a material fact or to include any omitted material fact, the REIT agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the prospectus as amended or supplemented, as such Holder may reasonably request;
(xi)    within a reasonable time prior to the filing of the Registration Statement, any prospectus, any amendment to the Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Selling Holders' Counsel, if any, on behalf of such Holders, and make representatives of the REIT as shall be reasonably requested by the Holders of Registrable Shares available for discussion of such document;
(xii)    obtain a CUSIP number for the Registrable Shares not later than the effective date of the Registration Statement, and provide the REIT's transfer agent with printed certificates for the Registrable Shares, in a form eligible for deposit with the Depositary, in each case, to the extent necessary or applicable;
(xiii)    enter into agreements (including underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Shares whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:
(A)    make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;
(B)    obtain opinions of counsel to the REIT and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);
(C)    obtain "comfort" letters and updates thereof from the REIT's independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the REIT or of any business acquired by the REIT for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use reasonable efforts to have such letter addressed to the selling Holders in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with similar Underwritten Offerings;

(D)    if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and
(E)    deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders holding a majority of the Registrable Shares being sold and the managing underwriters, if any;
(xiv)    make available for inspection by any underwriter participating in any disposition pursuant to the Registration Statement, Selling Holders' Counsel and any accountant retained by Holders holding a majority of the Registrable Shares being sold, all financial and other records, pertinent corporate documents and properties or assets of the REIT reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the REIT to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the Registration Statement, and make such representatives of the REIT available for discussion of such documents as shall be reasonably requested by the REIT; provided, however, that the Selling Holders' Counsel, if any, the underwriters and the representatives of any underwriters shall use commercially reasonable efforts to coordinate the foregoing inspection and information gathering so as to not materially disrupt the REIT's business operations;
(xv)    a reasonable time prior to filing the Registration Statement, any prospectus forming a part thereof, any amendment to the Registration Statement, or any amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering; make such changes in any of the foregoing documents prior to the filing thereof, or in the case of changes received from Selling Holders' Counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from Selling Holders' Counsel relating to the selling Holders or the plan of distribution of Registrable Shares, as Selling Holders' Counsel, reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of or to which the Selling Holders' Counsel, if any, on behalf of the Holders of Registrable Shares, or any underwriter shall reasonably object; not include in any amendment or supplement to such documents any information about the selling Holders or any change to the plan of distribution of Registrable Shares that would limit the method of distribution of the Registrable Shares unless Selling Holders' Counsel has been advised in advance and has approved such information or change; and make the representatives of the REIT available for discussion of such document as shall be reasonably requested by the Selling Holders' Counsel, if any, on behalf of such Holders, Selling Holders' Counsel or any underwriter;
(xvi)    use its commercially reasonable efforts to cause all Registrable Shares to be listed on any national securities exchange on which the Series A Preferred Shares are then listed;
(xvii)    otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and
(xviii)    cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the FINRA).
(b)    Each Holder agrees that, upon receipt of any notice from the REIT of the happening of any event or the discovery of any facts of the type described in Section 4(a)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement relating to such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v) hereof, and, if so directed by the REIT, such Holder will deliver to the REIT (at the REIT's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.
(c)    In the case of an Underwritten Offering, no Holder may participate unless such Holder (i) agrees to sell the Registrable Securities it desires to have included in the Underwritten Offering on the basis provided in underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements, as negotiated by the REIT (other than those provisions relating to the Holders); provided that such Holder shall not be required to make any representations or warranties other than those related to title and ownership of such Holder's shares and as to the accuracy and completeness of statements made in the Registration Statement, prospectus or other document in reliance upon and in conformity with written information furnished to the REIT or the managing underwriter(s) by such Holder for use therein.
Section 5.    Indemnification.
(a)    Indemnification by the REIT. The REIT agrees to indemnify and hold harmless each Holder, and the respective officers, directors, partners, employees, representatives and agents of any such Person, and each Person (a "Controlling Person"), if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons, as follows:
(i)    against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expense whatsoever (the "Liabilities"), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the REIT; and
(iii)    against any and all expense whatsoever, as incurred (including, subject to clause (c) below, the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the REIT by the Holder expressly for use in the Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto).
(b)    Indemnification by the Holders. Each Holder severally, but not jointly, agrees to indemnify and hold harmless the REIT and the other selling Holders, and each of their respective officers, directors, partners, employees, representatives and agents, and each of their respective Controlling Persons, against any and all Liabilities described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the REIT by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Shares pursuant to the Registration Statement.
(c)    Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Indemnification Payments. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)    Contribution. If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the REIT on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.
The relative fault of the REIT on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the REIT or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The REIT and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 5, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as a Holder, and each director of the REIT, and each Person, if any, who controls the REIT within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the REIT.
Section 6.    Market Stand-Off Agreement. Each Holder hereby agrees that it shall not, directly or indirectly, sell, offer to sell (including without limitation any short sale), pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Registrable Shares or other Series A Preferred Shares or any securities convertible into or exchangeable or exercisable for Series A Preferred Shares then owned by such Holder (other than to permitted transferees of the Holder who agree to be similarly bound) for up to 90 days following the date of an underwriting agreement with respect to an underwritten public offering of the REIT's securities; provided, however, that:
(a)    the restrictions above shall not apply to Registrable Shares sold in an Underwritten Offering pursuant to the Registration Statement;
(b)    all officers and directors of the REIT then holding Series A Preferred Shares or securities convertible into or exchangeable or exercisable for Series A Preferred Shares enter into similar agreements for not less than the entire time period required of the Holders hereunder; and
(c)    the Holders shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other holder of the REIT's Series A Preferred Shares that entered into similar agreements (with such proportion being determined by dividing the number of shares being released with respect to such officer, director or other holder of the REIT's Series A Preferred Shares by the total number of issued and outstanding shares held by such officer, director or holder).

In order to enforce the foregoing covenant, the REIT shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 6 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.
Section 7.    Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Shares cease to be Registrable Shares. Notwithstanding the foregoing, the obligations of the parties under Sections 5 and 6 of this Agreement shall remain in full force and effect following such time.
Section 8.    Miscellaneous.
(a)    Covenants Relating to Rule 144. For so long as the REIT is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the REIT covenants that it shall file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the REIT ceases to be so required to file such reports, the REIT covenants that it shall, upon the request of any Holder of Registrable Shares, to the extent required by law, rule, or regulation (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act; (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it shall take such further action as any Holder of Registrable Shares may reasonably request; and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable such Holder to sell its Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the REIT shall deliver to such Holder a written statement as to whether it has complied with such requirements (at any time after 90 days after the effective date of the first registration statement filed by the REIT for an offering of its Series A Preferred Shares to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual and quarterly report(s) of the REIT, and such other reports, documents or shareholder communications of the REIT, and take such further actions consistent with this Section 8(a), as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.
(b)    No Inconsistent Agreements. The REIT has not entered into and the REIT will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares pursuant to this Agreement or which otherwise conflicts with the provisions of this Agreement. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the REIT's other issued and outstanding securities under any such agreements.
(c)    Expenses. All Registration Expenses incurred in connection with the Registration Statement shall be borne by the REIT, whether or not the Registration Statement becomes effective.
(d)    Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the REIT and Holders holding a majority of the Registrable Shares; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of Holders holding all the Registrable Shares adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Shares but does not so adversely affect all of the Registrable Shares; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence; provided, further, that any modification to this Agreement to include additional Holders may be effected by the REIT in its sole discretion and shall not require the consent of any existing Holder. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Shares and the REIT.
(e)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by e-mail, hand delivery, registered first-class mail, facsimile or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the REIT by means of a notice given in accordance with the provisions of this Section 8(e) and (b) if to the REIT, to (i) c/o National Storage Affiliates Trust, 5200 DTC Parkway Suite 200, Greenwood Village, Colorado 80111, Attention: Chief Financial Officer or (ii) to tfischer@nsareit.net.
All such notices and communications shall be deemed to have been duly given: at the time received, if sent by e-mail; at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
(f)    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement, and such person shall be entitled to receive the benefits hereof.
(g)    Transfer of Registration Rights. Each Holder may only transfer its rights under this Agreement with respect to its Registrable Securities with the prior written consent of the REIT; provided, however, that each Holder may transfer such rights without the prior written consent of the REIT if such transfer is to an Affiliate of the Holder or to a Holder's Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder's Immediate Family Members. Except as set forth in this Section 8(g), the rights under this Agreement are not transferable.
(h)    Specific Enforcement. Without limiting the remedies available to the Holders, the REIT acknowledges that any failure by the REIT to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, a Holder may obtain such relief as may be required to specifically enforce the REIT's obligations under Section 2 hereof.
(i)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(j)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(l)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust
By: /s/ Arlen D. Nordhagen
Name: Arlen D. Nordhagen
Title: Chief Executive Officer
NSA OP, LP, a Delaware limited partnership
By: National Storage Affiliates Trust, its general partner
By: /s/ Arlen D. Nordhagen
Name: Arlen D. Nordhagen
Title: Chief Executive Officer
HOLDERS:
[Signature pages to follow]

[signature page to Registration Rights Agreement]

HOLDER:
By: Business Property Trust, LLC,
an Oregon limited liability company

By:        /s/ Barry P. Raber
Name:    Barry P. Raber
Title:    Manager and Member

[signature page to Registration Rights Agreement]

HOLDER:
By: Willow Rock Investments, LLC,
an Oregon limited liability company

By:        /s/ Thomas B. Crowley Jr
Name:    Thomas B. Crowley Jr

Title:	Trustee of the Crowley Community Property Revocable Trust

[signature page to Registration Rights Agreement]

HOLDER:
By: HFT BPT, LLC,
an Oregon limited liability company

By:        /s/ Michael J. Horwitz
Name:    Michael J. Horwitz
Title:    Trustee of the Horwitz Family Trust

[signature page to Registration Rights Agreement]